                                                                      EXHIBIT 21


                          CET ENVIRONMENTAL SERVICES, INC.
                                    SUBSIDIARIES



                                             STATE OF                % CET
             COMPANY                       INCORPORATION            OWNERSHIP
--------------------------------------------------------------------------------
Water Quality Management Corporation         Colorado                 100%
--------------------------------------------------------------------------------
H2O Construction & Maintenance, Inc.         Colorado                 100%